                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


Date of Report (Date of Earliest Event Reported): March 11, 1999
                                                  --------------


                            SS&C Technologies, Inc.
            ------------------------------------------------------
            (Exact Name of Registrant as Specified in its Charter)


                                   Delaware
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                (State or Other Jurisdiction of Incorporation)


        000-28430                                       06-1169696
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(Commission File Number)                   (I.R.S. Employer Identification No.)



80 Lamberton Road
Windsor, Connecticut                                               06095
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(Address of Principal Executive Offices)                        (Zip Code)



                                (860) 298-4500
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             (Registrant's Telephone Number, Including Area Code)



                                Not Applicable
         -------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)

Item 2.   Acquisition or Disposition of Assets.

     On March 11, 1999 (the "Effective Date"), SS&C Technologies, Inc. (the "Company") completed its acquisition of HedgeWare, Inc. ("HedgeWare") pursuant to an Agreement and Plan of Merger, dated as of March 11, 1999 (the "Merger Agreement"), among the Company, HedgeWare, Asset Management Acquisition Corp., a wholly owned subsidiary of the Company (the "Merger Subsidiary"), Michael J. Lazarcheck, Robert H. Pontbriand and Matthew J. Cosciello (collectively the "Stockholders") and Andrew Appell, Eugene Barra, Ellis Horowitz, Ronald Kashden, Brook F. Seitz, Mark E. Tarantina and Alan Zenreich (collectively the "Performance Unit Holders"). The Stockholders and Performance Unit Holders are referred to collectively herein as the "Holders."

     Pursuant to the Merger Agreement, the Merger Subsidiary was merged with and into HedgeWare (the "Merger") on the Effective Date, whereupon HedgeWare became a wholly owned subsidiary of the Company. In connection with the Merger, (i) all of the outstanding shares of common stock of HedgeWare held by the Stockholders were converted into an aggregate of 499,718 shares of Common Stock of the Company (the "Common Stock"), (ii) all of the outstanding performance units under HedgeWare's Performance Unit Plan held by the Performance Unit Holders were converted into an aggregate of 124,930 shares of Common Stock and (iii) outstanding loans, interest and dividends aggregating approximately $1,000,000 and owed by HedgeWare to the Stockholders were converted into an aggregate of 61,035 shares of Common Stock. The Company used authorized but previously unissued shares of Common Stock in connection with the Merger, which will be accounted for as a pooling of interests.

     The Company, HedgeWare and the Holders have entered into an Escrow Agreement providing, among other things, that 89,139 shares of Common Stock received by the Holders in the Merger will be held in escrow to reimburse the Company in connection with the breaches of representations, warranties or covenants made by HedgeWare and the Holders in the Merger Agreement, as well as potential rental obligations and sales tax liabilities of HedgeWare.

     The Company has agreed, upon the written request of the holders of a majority of the shares of Common Stock issued in connection with the Merger at any time prior to March 11, 2000 (subject to certain limitations), to file a registration statement on Form S-3 covering the resale to the public of such shares of Common Stock.

     Prior to the Merger, HedgeWare engaged in the development and marketing of portfolio, financial partnership and tax accounting software and service support to hedge fund managers and traders. The Company currently intends to continue HedgeWare's business substantially in the manner conducted by HedgeWare immediately prior to the Merger.

     The Merger Agreement and the Merger were approved by the Board of Directors of the Company and the Board of Directors and stockholders of HedgeWare. The terms of the Merger Agreement and the Merger were determined on the basis of arm's-length negotiations. Prior to the execution of the Merger Agreement, neither the Company nor any of its affiliates, nor any director or officer of the Company nor any associate of any such director or officer, had any material relationship with HedgeWare or any of the Holders.

     The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2 to this Current Report on Form 8-K and incorporated herein by reference. The Company's press release dated March 11, 1999, which is filed as Exhibit 99 to this Current Report on Form 8-K, is also incorporated herein by reference.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

     (a) Financial Statements of Businesses Acquired.
         -------------------------------------------

     Not applicable.

     (b) Pro Forma Financial Information.
         -------------------------------

     Not applicable.

     (c)  Exhibits.
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     See Exhibit Index attached hereto.

                                   SIGNATURE
                                   ---------


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: March 22, 1999               SS&C TECHNOLOGIES, INC.
                                   --------------------------------------
                                         (Registrant)



                              By:  /s/ Anthony R. Guarascio
                                   --------------------------------------
                                   Anthony R. Guarascio
                                   Senior Vice President, Chief Financial
                                   Officer and Treasurer

                      EXHIBIT INDEX


Exhibit
Number                   Description
-------                  -----------


   2 Agreement and Plan of Merger, dated as of March 11, 1999, by and among SS&C Technologies, Inc., HedgeWare, Inc., Asset Management Acquisition Corp. and Michael J. Lazarcheck, Robert H. Pontbriand, Matthew J. Cosciello, Andrew Appell, Eugene Barra, Ellis Horowitz, Ronald Kashden, Brook F. Seitz, Mark E. Tarantina and Alan Zenreich.

  99      Press Release dated March 11, 1999.